Exhibit 4.17

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), dated as of December 7, 2006, among FTI Holder LLC, a Maryland limited liability company (“FTI Holder”), a newly formed subsidiary of FTI Consulting, Inc. (or its permitted successor), a Maryland corporation (the “Company”), FD MWA Holdings Inc., a Delaware corporation (“FD MWA”), a newly acquired subsidiary of the Company, FD US Communications Inc., a New York corporation (“FD US Communications”), a newly acquired subsidiary of the Company, Dittus Communications Inc., a District of Columbia corporation (“Dittus” and, together with FTI Holder, FD MWA and FD US Communications, the “Guaranteeing Subsidiaries”), a newly acquired subsidiary of the Company, the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust Company, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of August 2, 2005 (as supplemented by the First Supplemental Indenture dated as of December 16, 2005, the Second Supplemental Indenture dated as of February 22, 2006, the Third Supplemental Indenture dated as of September 15, 2006 and the Fourth Supplemental Indenture dated as of November 7, 2006, the “Indenture”), providing for the issuance of 7 5/8% Senior Notes due 2013 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances, the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall each unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (such guarantee, the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Fifth Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries each hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Fifth Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIFTH SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each of the Guaranteeing Subsidiaries and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

FTI HOLDER LLC

By:	/s/ Theodore I. Pincus
Name: Theodore I. Pincus
Title: Manager and CFO

FD MWA HOLDINGS INC.

By:	/s/ Theodore I. Pincus
Name: Theodore I. Pincus
Title: Executive V.P.

FD US COMMUNICATIONS INC.

By:	/s/ Theodore I. Pincus
Name: Theodore I. Pincus
Title: Executive V.P.

DITTUS COMMUNICATIONS INC.

By:	/s/ Theodore I. Pincus
Name: Theodore I. Pincus
Title: Executive V.P. and CFO

FTI CONSULTING, INC.

By:	/s/ Theodore I. Pincus
Name: Theodore I. Pincus
Title: Executive V.P. and CFO

FTI, LLC

By:	/s/ Theodore I. Pincus
Name: Theodore I. Pincus
Title: Manager and CFO

FTI REPOSITORY SERVICES, LLC

By:	/s/ Theodore I. Pincus
Name: Theodore I. Pincus
Title: Manager and CFO

LEXECON, LLC

By:	/s/ Theodore I. Pincus
Name: Theodore I. Pincus
Title: Manager and CFO

TEKLICON, INC.

By:	/s/ Theodore I. Pincus
Name: Theodore I. Pincus
Title: Director and CFO

FTI CAMBIO LLC

By:	/s/ Theodore I. Pincus
Name: Theodore I. Pincus
Title: Manager and CFO

FTI IP, LLC

By:	/s/ Theodore I. Pincus
Name: Theodore I. Pincus
Title: Manager and CFO

FTI COMPASS, LLC

By:	/s/ Theodore I. Pincus
Name: Theodore I. Pincus
Title: Manager and CFO

FTI INVESTIGATIONS, LLC

By:	/s/ Theodore I. Pincus
Name: Theodore I. Pincus
Title: Manager and CFO

COMPETITION POLICY ASSOCIATES, INC.

By:	/s/ Theodore I. Pincus
Name: Theodore I. Pincus
Title: CFO and Treasurer

FTI INTERNATIONAL RISK, LLC

By:	/s/ Theodore I. Pincus
Name: Theodore I. Pincus
Title: CFO and Treasurer

INTERNATIONAL RISK LIMITED

By:	/s/ Theodore I. Pincus
Name: Theodore I. Pincus
Title: CFO and Treasurer

FTI FD LLC

By:	/s/ Theodore I. Pincus
Name: Theodore I. Pincus
Title: Vice President and CFO and Treasurer

FTI BKS ACQUISITION LLC

By:	/s/ Theodore I. Pincus
Name: Theodore I. Pincus
Title: Manager and CFO

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Michael G. Oller, Jr.
Name: Michael G. Oller, Jr.
Title: Senior Financial Services Officer